Exhibit 10.4
EXECUTION VERSION
CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of this 15th day of April, 2010, by and among Molycorp, Inc., a Delaware corporation (the “Corporation”), Molycorp, LLC, a Delaware limited liability company (“Molycorp LLC”), Molycorp Minerals, LLC, a Delaware limited liability company (“Molycorp Minerals”), Resource Capital Fund IV L.P., a Cayman Islands limited partnership (“RCF IV”), Resource Capital Fund V L.P., a Cayman Islands limited partnership (“RCF V”), PP IV Mountain Pass II, LLC, a Delaware limited liability company (“PP II LLC”), PP IV MP AIV 1, LLC, a Delaware limited liability company (“PP AIV 1”), PP IV MP AIV 2, LLC, a Delaware limited liability company (“PP AIV 2”), PP IV MP AIV 3, LLC, a Delaware limited liability company (“PP AIV 3,” together with PP II LLC, PP AIV 1 and PP AIV 2, the “Pegasus Entities”), TNA Moly Group LLC, a Delaware limited liability company (“TNA”), MP Rare Company LLC, a Delaware limited liability company (“MP”), KMSMITH LLC, a Delaware limited liability company (“KMSMITH”), the persons listed on Exhibit A hereto (each, individually, an “Incentive Shareholder,” collectively, the “Incentive Shareholders” and, collectively with RCF IV, RCF V, the Pegasus Entities, TNA, MP and KMSMITH, the “Shareholders”), RCF IV Speedwagon Inc., a Delaware corporation (“RCF Holdings”), PP IV Mountain Pass II Inc., a Delaware corporation (“PP II Inc.”), and PP IV Mountain Pass Inc., a Delaware corporation and wholly owned subsidiary of PP II Inc. (“PP Inc.,” and together with PP II Inc., the “PP Group”).
RECITALS
     WHEREAS, each of the Shareholders other than RCF IV, RCF V and PP II LLC (collectively, the “Direct Shareholders”) is an owner of such number and type of issued and outstanding equity interests of Molycorp LLC or Molycorp Minerals as set forth opposite the name of such Direct Shareholder on Exhibit A hereto;
     WHEREAS, each of RCF IV, RCF V and PP II LLC (collectively, the “Indirect Shareholders”), through RCF Holdings (in the case of RCF IV and RCF V) and the PP Group (in the case of PP II LLC), is an owner of such number and type of issued and outstanding equity interests of Molycorp LLC as set forth opposite the name of such Indirect Shareholder on Exhibit A hereto;
     WHEREAS, RCF IV and RCF V together own all the outstanding shares of RCF Holdings, and PP II LLC wholly owns, directly or indirectly, the PP Group;
     WHEREAS, the board of directors of Molycorp LLC caused the incorporation of the Corporation on March 4, 2010 so that the Corporation will become, pursuant to the transactions contemplated by this Agreement, the direct parent of Molycorp LLC and indirect parent of Molycorp Minerals (the “Corporate Reorganization”); and
     WHEREAS, in order to effectuate the Corporate Reorganization, each of the parties hereto desires that each of PP AIV 1, PP AIV 2, PP AIV 3, TNA, MP and KMSMITH shall contribute, transfer, assign and deliver to the Corporation, and the Corporation shall accept, assume and receive from such Direct Shareholder, as a contribution to the Corporation’s capital, all right, title and interest in and to the shares of interest in the ownership and profits and losses of, and the right to receive distributions from, Molycorp LLC (the “Member Shares”), in each case set forth opposite such Direct Shareholder’s respective name on Exhibit A hereto, in exchange for the issuance by the Corporation to such Direct Shareholder of the number of shares of Class A common stock, par value $0.01 per share, of the Corporation (“Class A Common Stock”) set forth opposite such Direct Shareholder’s name on Exhibit A hereto.
     WHEREAS, in order to effectuate the Corporate Reorganization, each of the parties hereto desires that each of the Incentive Shareholders shall contribute, transfer, assign and deliver to the Corporation, and the Corporation shall accept, assume and receive from such Incentive Shareholder, as a contribution to the Corporation’s capital, all right, title and interest in and to the profits interests in Molycorp Minerals issued pursuant to Section 6.2 of the Second Amended and Restated Operating Agreement of Molycorp Minerals LLC, dated as of September 10, 2009 (the “Molycorp Minerals Operating Agreement”) (the “Incentive Shares,” and collectively with the Member Shares, the “Direct Contributed Shares”), as applicable, in each case set forth opposite such Incentive Shareholder’s respective name on Exhibit A hereto, in exchange for the issuance by the Corporation to such Incentive Shareholder of the number of shares of Class B common stock, par value $0.01 per share, of the Corporation (“Class B Common Stock”) set forth opposite such Incentive Shareholder’s name on Exhibit A hereto.
     WHEREAS, in order to effectuate the Corporate Reorganization, each of the parties hereto desires that RCF IV and RCF V shall contribute, transfer, assign and deliver to the Corporation, and the Corporation shall accept, assume and receive from RCF IV and RCF V, as contributions to the Corporation’s capital, all right, title and interest in and to all of the issued and outstanding equity interests of RCF Holdings (the “RCF Contributed Shares”), in exchange for the issuance by the Corporation to RCF IV and RCF V of the number of shares of Class A Common Stock set forth opposite the names of RCF IV and RCF V, respectively, on Exhibit A hereto.
     WHEREAS, in order to effectuate the Corporate Reorganization, each of the parties hereto desires that PP II LLC shall contribute, transfer, assign and deliver to the Corporation, and the Corporation shall accept, assume and receive from PP II LLC, as a contribution to the Corporation’s capital, all right, title and interest in and to all of the issued and outstanding equity interests of PP II Inc. (the “PP Contributed Shares,” and collectively with the RCF Contributed Shares, the “Indirect Contributed Shares,” and collectively with the Direct Contributed Shares, the “Contributed Shares”), in exchange for the issuance by the Corporation to PP II LLC of the number of shares of Class A Common Stock set forth opposite PP II LLC’s name on Exhibit A hereto.
     NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1 CONTRIBUTION
     1.1 Contribution by the Direct Shareholders. Effective as of the Closing Date, each Direct Shareholder hereby contributes, transfers, assigns and delivers to the Corporation, and the

Corporation hereby accepts, acquires, assumes and receives from such Direct Shareholder, as contribution to the Corporation’s capital, all right, title and interest in the Direct Contributed Shares set forth opposite such Direct Shareholder’s respective name on Exhibit A hereto, in exchange for the issuance by the Corporation to such Direct Shareholder of the number of shares of Class A Common Stock or Class B Common Stock, as applicable, set forth opposite such Direct Shareholder’s name on Exhibit A hereto.
     1.2 Contribution by Indirect Shareholders. Effective as of the Closing Date, each Indirect Shareholder hereby contributes, transfers, assigns and delivers to the Corporation, and the Corporation hereby accepts, acquires, assumes and receives from such Indirect Shareholder, as contribution to the Corporation’s capital, all right, title and interest in the Indirect Contributed Shares, in exchange for the issuance by the Corporation to such Indirect Shareholder of the number of shares of Class A Common Stock set forth opposite such Indirect Shareholder’s name on Exhibit A hereto.
ARTICLE 2 CLOSING
     2.1 Closing. The closing of the transactions contemplated by Article 1 (the “Closing”) shall take place at the offices of Jones Day, North Point, 901 Lakeside Avenue, Cleveland, OH 44114 concurrently with the execution of this Agreement (the “Closing Date”). At the Closing, all of the following shall be effected:
          (a) Each Shareholder shall execute and deliver such additional transfer documentation, if any, as is necessary to effectuate the transfer of all of such Shareholder’s Contributed Shares to the Corporation in a form reasonably satisfactory to the Corporation.
          (b) Each Incentive Shareholder will enter into a restricted stock agreement with the Corporation, the form of which is attached hereto as Exhibit C (each, a “Restricted Stock Agreement”).
          (c) The Corporation shall deliver, or cause to be delivered, certificates representing, the number of shares of Class A Common Stock or Class B Common Stock, as applicable, issued to such Shareholder pursuant to Article 1.
          (d) RCF IV and RCF V shall deliver the following:
               (i) a certified copy of (A) RCF Holdings’ certificate of incorporation from the Secretary of State of the State of Delaware and (B) a long-form good standing certificate for RCF Holdings from the Secretary of State of the State of Delaware dated as of a recent date indicating that RCF Holdings is in good standing under the laws of the State of Delaware;
               (ii) certified copies of resolutions duly adopted by RCF IV’s and RCF V’s board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

               (iii) the original corporate record books and stock record books of RCF Holdings;
               (iv) written resignations of each director and officer of RCF Holdings; and
               (v) copies of all federal, state income and local tax returns relating to RCF Holdings with respect to any tax period that began on or before the Closing Date.
          (e) PP II LLC shall deliver the following:
               (i) a certified copy of (A) each of PP II Inc.’s and PP Inc.’s certificate of incorporation from the Secretary of State of the State of Delaware and (B) a long-form good standing certificate for each of PP II Inc. and PP Inc. from the Secretary of State of the State of Delaware dated as of a recent date indicating that PP II Inc. and PP Inc., respectively, are in good standing under the laws of the State of Delaware;
               (ii) certified copies of resolutions duly adopted by PP II LLC’s board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;
               (iii) the original corporate record books and stock record books of PP II Inc. and PP Inc., to the extent in existence;
               (iv) written resignations of each director and officer of PP II Inc. and PP Inc.; and
               (v) copies of all federal, state income and local tax returns relating to PP II Inc. and PP Inc. with respect to any tax period that began on or before the Closing Date.
ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
CORPORATION, MOLYCORP LLC AND MOLYCORP MINERALS
     The Corporation, Molycorp LLC and Molycorp Minerals hereby represent and warrant to the Shareholders as follows:
     3.1 Existence and Good Standing. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Molycorp LLC and Molycorp Minerals is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
     3.2 Due Authorization. The execution, delivery and performance of this Agreement by the Corporation, Molycorp LLC and Molycorp Minerals has been duly authorized by each of the Corporation, Molycorp LLC and Molycorp Minerals.
     3.3 Validity and Enforceability. This Agreement has been duly executed and delivered by each of the Corporation, Molycorp LLC and Molycorp Minerals and represents the legal, valid and binding obligation of each of the Corporation, Molycorp LLC and Molycorp Minerals, enforceable against each of the Corporation, Molycorp LLC and Molycorp Minerals in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.
     3.4 No Conflict. Neither the execution of this Agreement nor the performance by the Corporation of its obligations hereunder will violate or conflict with the Certificate of Incorporation or Bylaws of the Corporation, the Operating Agreement of Molycorp LLC, dated as of September 10, 2009 (the “Molycorp LLC Operating Agreement”), the Molycorp Minerals Operating Agreement, or any material agreement, material instrument, law or order applicable to the Corporation, Molycorp LLC or Molycorp Minerals.
     3.5 Consents. No consent, approval or authorization of, or notice to, any person or governmental authority is required in connection with the execution and delivery by the Corporation, Molycorp LLC or Molycorp Minerals of this Agreement or the consummation of the transactions contemplated by this Agreement.
     3.6 Capitalization. Other than as contemplated under the terms of the Stockholders Agreement, dated as of the Closing Date, by and among the Corporation and certain of the Shareholders (the “Stockholders Agreement”), the Restricted Stock Agreements and the Class B Common Stock, as of the Closing Date, there are not outstanding any equity interests of the Corporation or any options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, exchange rights, pre-emptive rights, stock appreciation rights, profit participation rights, convertible or exchangeable securities or other commitments, contingent or otherwise, of any kind obligating the Corporation to issue, directly or indirectly, any securities, rights or interests of the Corporation or any other right or interest pursuant to which any person may be entitled to purchase any security of the Corporation. As of the Closing Date, the authorized capital stock of the Corporation consists of 8,200,000 shares of capital stock, consisting of 5,000,000 shares of Common Stock, 3,000,000 shares of Class A Common Stock and 200,000 shares of Class B Common Stock. Immediately after the Closing and giving effect to the transactions contemplated by this Agreement, no shares of Common Stock, 1,261,149.24 shares of Class A Common Stock and 78,788.33 shares of Class B Common Stock will be issued and outstanding. All of the shares of Class A Common Stock and Class B Common Stock issued to the Shareholders pursuant hereto have been duly authorized and validly issued, and following the consummation of the transactions contemplated by this Agreement, will be fully paid and non-assessable, in each case, free and clear of all liens. Other than the Stockholders Agreement and the Restricted Stock Agreements, there are no agreements with respect to the voting or transfer of any securities of the Corporation, and the Corporation is not obligated to redeem or otherwise acquire any of its outstanding securities.
     3.7 Covenant. The Corporation shall not liquidate RCF Holdings, PP II Inc. or PP Inc. prior to the two-year anniversary of the Closing Date.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE DIRECT
SHAREHOLDERS
     Each Direct Shareholder hereby, severally and not jointly, represents and warrants to the Corporation, Molycorp LLC and Molycorp Minerals as to itself only as follows:
     4.1 Due Authorization. The execution, delivery and performance of this Agreement by such Direct Shareholder has been duly authorized by such Direct Shareholder.
     4.2 Validity and Enforceability. This Agreement has been duly executed and delivered by such Direct Shareholder and represents the legal, valid and binding obligation of such Direct Shareholder, enforceable against such Direct Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.
     4.3 Title to the Direct Contributed Shares. Such Direct Shareholder is the sole legal and beneficial owner of its or his/her Direct Contributed Shares, free and clear of all liens other than any liens arising under the Molycorp LLC Operating Agreement or under applicable securities laws. Such Direct Shareholder is not a party to any contract or arrangement restricting the transfer or otherwise relating to or affecting any of its Direct Contributed Shares, and there are no voting agreements, proxies or other agreements or understandings with respect to the voting or transfer of its Direct Contributed Shares, other than (a) in the case of PP AIV 1, PP AIV 2, PP AIV 3, TNA, MP and KMSMITH, the Molycorp LLC Operating Agreement and (b) in the case of the Incentive Shareholders, the Molycorp Minerals Operating Agreement. Upon the consummation of the transactions contemplated by this Agreement, the Corporation will acquire good and valid title to such Direct Contributed Shares, free and clear of all liens other than any liens arising under the Molycorp LLC Operating Agreement or under applicable securities laws. Such Direct Shareholder does not own any equity interest in Molycorp LLC or Molycorp Minerals other than its Direct Contributed Shares.
     4.4 No Conflict. Neither the execution of this Agreement nor the performance by such Direct Shareholder of its or his/her obligations under this Agreement will (a) violate or conflict with (i) any organizational documents of such Direct Shareholder or (ii) any law or order or (b) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Direct Shareholder is a party or by which such Direct Shareholder is bound other than the Molycorp LLC Operating Agreement.
     4.5 Consents. No consent, approval or authorization of, or notice to, any person or governmental authority is required in connection with the execution and delivery by such Direct Shareholder of this Agreement or the consummation of the transactions contemplated by this Agreement, other than those that have been obtained.
     4.6 Investment and Representations.
          (a) The shares of Class A Common Stock or Class B Common Stock, as applicable, acquired by such Direct Shareholder on the date hereof are being acquired for investment only and not with a view of any distribution thereof that would violate the Securities Act of 1933, as amended (the “Securities Act”).
          (b) Such Direct Shareholder understands that the shares of Class A Common Stock or Class B Common Stock, as applicable, have not been registered under the Securities Act or the securities laws of any state and that U.S. securities laws currently generally prohibit re-sale of such shares of Class A Common Stock or Class B Common Stock, as applicable, unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration becomes or is available.
          (c) Such Direct Shareholder (i) is financially able to hold the shares of Class A Common Stock or Class B Common Stock, as applicable, for long-term investment, (ii) understands that the nature and amount of Class A Common Stock or Class B Common Stock, as applicable, received from the Corporation is consistent with such Direct Shareholder’s overall investment program and financial position and (iii) recognizes that there are substantial risks involved in the receipt of the shares of Class A Common Stock or Class B Common Stock, as applicable.
          (d) Such Direct Shareholder confirms that such Direct Shareholder (i) is familiar with the Corporation, (ii) has been given the opportunity to ask questions of the officers and directors of the Corporation and to obtain (and has received to such person’s satisfaction) such information about the business and financial condition of the Corporation as such person has reasonably requested and (iii) has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment in the Class A Common Stock or Class B Common Stock, as applicable. Nothing in this subsection (d) shall affect the ability of such Direct Shareholder to rely on the representations and warranties of the Corporation contained herein.
          (e) In formulating a decision to enter into this Agreement, (i) such Direct Shareholder has relied solely upon an independent investigation of the Corporation and upon consultations with such Direct Shareholder’s legal and financial advisors with respect to this Agreement and the nature of this investment and (ii) no reliance was placed by such Direct Shareholder upon any representations or warranties other than those of the Corporation contained herein.
     4.7 Accredited Investor Determination. Such Direct Shareholder confirms (a) the execution by such Direct Shareholder of an accredited investor determination form in the form of Exhibit B hereto and (b) that such executed accredited investor determination form sets forth a true, correct and complete statement of the accredited investor status of such Direct Shareholder.
     4.8 Transfer of Member Shares. Such Direct Shareholder, other than the Incentive Shareholders, agrees that Article VI of the Molycorp LLC Operating Agreement shall not apply to the transfer of Member Shares made pursuant to this Agreement.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INDIRECT
SHAREHOLDERS
     Each Indirect Shareholder hereby, severally and not jointly, represents and warrants to the Corporation, Molycorp LLC and Molycorp Minerals as to itself only as follows:
     5.1 Due Authorization. The execution, delivery and performance of this Agreement by such Indirect Shareholder has been duly authorized by such Indirect Shareholder.
     5.2 Validity and Enforceability. This Agreement has been duly executed and delivered by such Indirect Shareholder and represents the legal, valid and binding obligation of such Indirect Shareholder, enforceable against such Indirect Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.
     5.3 Title to the Indirect Contributed Shares. Such Indirect Shareholder is the sole legal and beneficial owner of its Indirect Contributed Shares, free and clear of all liens other than any liens arising under the Molycorp LLC Operating Agreement or under applicable securities laws. Such Indirect Shareholder is not a party to any contract or arrangement restricting the transfer or otherwise relating to or affecting any of its Indirect Contributed Shares, and there are no voting agreements, proxies or other agreements or understandings with respect to the voting or transfer of its Direct Contributed Shares, other than the Molycorp LLC Operating Agreement. Upon the consummation of the transactions contemplated by this Agreement, the Corporation will acquire good and valid title to such Indirect Contributed Shares, free and clear of all liens other than any liens arising under the Molycorp LLC Operating Agreement or under applicable securities laws. Such Indirect Shareholder does not own any equity interest in Molycorp LLC or Molycorp Minerals other than indirectly through its Indirect Contributed Shares.
     5.4 No Conflict. Neither the execution of this Agreement nor the performance by such Indirect Shareholder of its obligations under this Agreement will (a) violate or conflict with (i) any organizational documents of such Indirect Shareholder or (ii) any law or order or (b) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Indirect Shareholder is a party or by which such Indirect Shareholder is bound other than the Molycorp LLC Operating Agreement.
     5.5 Consents. No consent, approval or authorization of, or notice to, any person or governmental authority is required in connection with the execution and delivery by such Indirect Shareholder of this Agreement or the consummation of the transactions contemplated by this Agreement, other than those that have been obtained.
     5.6 Investment and Representations.
          (a) The shares of Class A Common Stock acquired by such Indirect Shareholder on the date hereof are being acquired for investment only and not with a view of any distribution thereof that would violate the Securities Act.

          (b) Such Indirect Shareholder understands that the shares of Class A Common Stock have not been registered under the Securities Act or the securities laws of any state and that U.S. securities laws currently generally prohibit re-sale of such shares of Class A Common Stock unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration becomes or is available.
          (c) Such Indirect Shareholder (i) is financially able to hold the shares of Class A Common Stock for long-term investment, (ii) understands that the nature and amount of Class A Common Stock being purchased is consistent with such Indirect Shareholder’s overall investment program and financial position and (iii) recognizes that there are substantial risks involved in the purchase of the shares of Class A Common Stock.
          (d) Such Indirect Shareholder confirms that such Indirect Shareholder (i) is familiar with the Corporation, (ii) has been given the opportunity to ask questions of the officers and directors of the Corporation and to obtain (and has received to such person’s satisfaction) such information about the business and financial condition of the Corporation as such person has reasonably requested and (iii) has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment in the Class A Common Stock. Nothing in this subsection (d) shall affect the ability of such Indirect Shareholder to rely on the representations and warranties of the Corporation contained herein.
          (e) In formulating a decision to enter into this Agreement, (i) such Indirect Shareholder has relied solely upon an independent investigation of the Corporation and upon consultations with such Indirect Shareholder’s legal and financial advisors with respect to this Agreement and the nature of this investment and (ii) no reliance was placed by such Indirect Shareholder upon any representations or warranties other than those of the Corporation contained herein.
     5.7 Accredited Investor Determination. Such Indirect Shareholder confirms (a) the execution by such Indirect Shareholder of an accredited investor determination form in the form of Exhibit B hereto and (b) that such executed accredited investor determination form sets forth a true, correct and complete statement of the accredited investor status of such Indirect Shareholder.
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF RCF HOLDINGS
     RCF Holdings hereby represents and warrants to the Corporation, Molycorp LLC and Molycorp Minerals as follows:
     6.1 Existence and Good Standing. RCF Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
     6.2 Due Authorization. The execution, delivery and performance of this Agreement by RCF Holdings has been duly authorized by RCF Holdings.
     6.3 Validity and Enforceability. RCF Holdings has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by RCF Holdings and represents the legal, valid and binding obligation of RCF Holdings, enforceable against RCF Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.
     6.4 Title to the Member Shares. RCF Holdings is the sole legal and beneficial owner of the Member Shares set forth opposite the name of RCF on Exhibit A hereto, free and clear of all liens other than any liens arising under the Molycorp LLC Operating Agreement or under applicable securities laws. RCF Holdings is not a party to any contract or arrangement restricting the transfer or otherwise relating to or affecting any of its Member Shares, and there are no voting agreements, proxies or other agreements or understandings with respect to the voting or transfer of its Direct Contributed Shares, other than the Molycorp LLC Operating Agreement. RCF Holdings does not own any equity interest in Molycorp LLC or Molycorp Minerals other than its Member Shares.
     6.5 Assets and Liabilities of RCF Holdings. As of the Closing Date, RCF Holdings has no assets or Liabilities other than its limited liability company interest in Molycorp LLC. For the purposes of this Agreement, “Liabilities” means any direct or indirect liability, debt, obligation, commitment, guaranty, claim, loss, deficiency, fine, cost or expense of any kind (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due and whether or not required to be reflected or reserved against on the financial statements of the obligor under GAAP), including any liability for taxes.
     6.6 Contracts. Other than the Molycorp LLC Operating Agreement and except as set forth on Schedule 6.6, RCF Holdings is not a party to or bound by any contract, agreement, guarantee or obligation.
     6.7 No Conflict. Neither the execution of this Agreement nor the performance by RCF Holdings of its obligations under this Agreement will (a) violate or conflict with (i) any of its organizational documents or (ii) any law or order or (b) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which RCF Holdings is a party or by which RCF Holdings is bound.
     6.8 Consents. No consent, approval or authorization of, or notice to, any person or governmental authority is required in connection with the execution and delivery by RCF Holdings of this Agreement or the consummation of the transactions contemplated by this Agreement, other than those that have been obtained.

     6.9 Capitalization. As of the Closing Date, there are 778,402 outstanding common shares of RCF Holdings, and there are no options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, of any kind obligating RCF Holdings to issue, directly or indirectly, any additional equity interests of RCF Holdings.
     6.10 Litigation. There are no actions pending or, to the knowledge of RCF Holdings, threatened before any governmental agency or brought by or against RCF Holdings, or any of the officers, directors, employees, agents or affiliates involving, affecting or relating to any material assets, properties or operations of RCF Holdings or, the transactions contemplated by this Agreement, which could materially and adversely affect the ability of RCF Holdings to effect the consummation of the transactions contemplated hereby.
     6.11 Transfer of Member Shares. RCF Holdings agrees that Article VI of the Molycorp LLC Operating Agreement shall not apply to the transfer of Member Shares made pursuant to this Agreement.
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF PP II INC. AND PP INC.
     Each of PP II Inc. and PP Inc. hereby represents and warrants to the Corporation, Molycorp LLC and Molycorp Minerals as follows:
     7.1 Existence and Good Standing. Each of PP II Inc. and PP Inc. is a corporation duly formed, validly existing and in good standing under the laws of Delaware.
     7.2 Due Authorization. The execution, delivery and performance of this Agreement by PP II Inc. and PP Inc. has been duly authorized by PP II Inc. and PP Inc., respectively.
     7.3 Validity and Enforceability. Each of PP II Inc. and PP Inc. has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by PP II Inc. and PP Inc. and represents the legal, valid and binding obligation of PP II Inc. and PP Inc., enforceable against PP II Inc. and PP Inc. in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.
     7.4 Title to the Member Shares. PP Inc. is the sole legal and beneficial owner of the Member Shares set forth opposite the name of PP II LLC on Exhibit A hereto, free and clear of all liens. PP Inc. is not a party to any contract or arrangement restricting the transfer or otherwise relating to or affecting any of its Member Shares, and there are no voting agreements, proxies or other agreements or understandings with respect to the voting or transfer of its Direct Contributed Shares, other than the Molycorp LLC Operating Agreement. Neither PP II Inc. nor PP Inc. owns any equity interest in Molycorp LLC or Molycorp Minerals other than its Member Shares.
     7.5 Assets and Liabilities of PP Group. As of the Closing Date, neither PP II Inc. nor PP Inc. has any assets or Liabilities other than, with respect to PP Inc., its limited liability company interest in Molycorp LLC, and with respect to PP II Inc., its shares of PP Inc.

     7.6 Contracts. Other than the Molycorp Operating Agreement, neither PP II Inc. nor PP Inc. is a party to or bound by any contract, agreement, guarantee or obligation.
     7.7 No Conflict. Neither the execution of this Agreement nor the performance by each of PP II Inc. and PP Inc. of its obligations under this Agreement will (a) violate or conflict with (i) any of its organizational documents or (ii) any law or order or (b) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either PP II Inc. or PP Inc. is a party or by which either PP II Inc. or PP Inc. is bound.
     7.8 Consents. No consent, approval or authorization of, or notice to, any person or governmental authority is required in connection with the execution and delivery by PP II Inc. and PP Inc. of this Agreement or the consummation of the transactions contemplated by this Agreement.
     7.9 Capitalization. As of the Closing Date, there are 198 outstanding Class A shares and 2 outstanding Class B shares of PP II Inc. and 100 outstanding shares of PP Inc. There are no options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, of any kind obligating either PP II Inc. or PP Inc. to issue, directly or indirectly, any additional equity interests of either PP II Inc. or PP Inc.
     7.10 Litigation. There are no actions pending or, to the knowledge of either PP II Inc. or PP Inc., threatened, before any governmental agency or brought by or against PP II Inc. or PP Inc., or any of the officers, directors, employees, agents or affiliates involving, affecting or relating to any material assets, properties or operations of PP II Inc. or PP Inc., or, the transactions contemplated by this Agreement, which could materially and adversely affect the ability of either PP II Inc. or PP Inc. to effect the consummation of the transactions contemplated hereby.
     7.11 Transfer of Member Shares. PP Inc. agre that Article VI of the Molycorp LLC Operating Agreement shall not apply to the transfer of Member Shares made pursuant to this Agreement.
ARTICLE 8 INDEMNIFICATION
     8.1 Indemnification of Corporation, Molycorp LLC and Molycorp Minerals by RCF IV and RCF V. From and after the Closing Date, RCF IV and RCF V shall, severally on a pro rata basis based upon their respective investments in RCF Holdings as of the date hereof, and not jointly, indemnify, defend and hold harmless the Corporation, Molycorp LLC and Molycorp Minerals, and each of their respective officers, directors, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns (collectively, the “Molycorp Indemnified Parties”) from and against any and all direct losses, amounts paid in settlement, claims, damages, Liabilities, fines, deficiencies, obligations, judgments, settlements and reasonable out-of-pocket costs (including costs of investigation, enforcement, settlement or defense), expenses and attorneys’ fees, including any interest and penalties payable on any of the foregoing, incurred or suffered by any Molycorp

Indemnified Party, in each case to the extent based upon or arising out of or otherwise in respect of (i) any breach of, misrepresentation of or inaccuracy in any representation or warranty made by or on behalf of RCF Holdings in this Agreement (including any Exhibit attached hereto or document or other certificate issued or delivered in connection herewith) and (ii) any Liabilities of RCF Holdings arising out of its activities prior to the Closing Date.
     8.2 Indemnification of Corporation, Molycorp LLC and Molycorp Minerals by PP II LLC. From and after the Closing Date, PP II LLC shall indemnify, defend and hold harmless the Molycorp Indemnified Parties from and against any and all direct losses, amounts paid in settlement, claims, damages, Liabilities, fines, deficiencies, obligations, judgments, settlements and reasonable out-of-pocket costs (including costs of investigation, enforcement, settlement or defense), expenses and attorneys’ fees, including any interest and penalties payable on any of the foregoing, incurred or suffered by any Molycorp Indemnified Party, in each case to the extent based upon or arising out of or otherwise in respect of (i) any breach of, misrepresentation of or inaccuracy in any representation or warranty made by or on behalf of either PP II Inc. or PP Inc. in this Agreement (including any Exhibit attached hereto or document or other certificate issued or delivered in connection herewith) and (ii) any Liabilities of either PP II Inc. or PP Inc. arising out of its activities prior to the Closing Date.
     8.3 Indemnification of Corporation, Molycorp LLC and Molycorp Minerals by Direct Shareholders. From and after the Closing Date, each Direct Shareholder shall indemnify, defend and hold harmless the Molycorp Indemnified Parties from and against any and all direct losses, amounts paid in settlement, claims, damages, Liabilities, fines, deficiencies, obligations, judgments, settlements and reasonable out-of-pocket costs (including costs of investigation, enforcement, settlement or defense), expenses and attorneys’ fees, including any interest and penalties payable on any of the foregoing, incurred or suffered by any Molycorp Indemnified Party, in each case to the extent based upon or arising out of or otherwise in respect of any breach of, misrepresentation of or inaccuracy in any representation or warranty made by or on behalf of such Direct Shareholder in this Agreement (including any Exhibit attached hereto or document or other certificate issued or delivered in connection herewith).
ARTICLE 9 MISCELLANEOUS
     9.1 Section 351. The parties hereto agree to report the transfer to the Corporation of the Contributed Shares by the Direct Shareholders, together with the transfer hereto of the RCF Contributed Shares by RCF IV and RCF V and the transfer hereto of the PP Contributed Shares by PP II LLC, all pursuant to this Agreement (collectively, the “Exchange”) as meeting the requirements under section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the parties hereto shall file their tax returns consistent with such treatment unless otherwise required by law. Each of the Direct Shareholders and the Indirect Shareholders represents and warrants that it has, and at the Effective Time will have, no binding obligation, or fixed or definite plan or intention, to dispose, for U.S. federal income tax purposes, of any Class A Common Stock or Class B Common Stock received in the Exchange.
     9.2 Amendment and Modification. This Agreement may be amended or modified, provided that such amendment, modification or waiver is set forth in writing and executed by the

Corporation and the Shareholders who are affected in any way by the amendment or modification.
     9.3 Entire Agreement. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties to this Agreement and, except as provided in this Agreement, their respective successors and assigns. Except as otherwise expressly set forth in this Agreement and the other agreements referred to herein, this Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes and preempts all prior discussions, agreements, understandings and representations, oral or written, by or among the parties to this Agreement relating to the subject matter of this Agreement.
     9.4 Successors and Assigns. The rights and obligations of the parties under this Agreement may not be assigned without the prior written consent of the other parties. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.
     9.5 Governing Law. The validity, performance, construction and effect of this Agreement will be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of the State of Delaware.
     9.6 Headings and Counterparts. The headings in this Agreement are for convenience of reference only and do not constitute a part of this Agreement, nor will they affect the meaning, construction or effect of this Agreement. This Agreement may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed will be deemed to be an original, and all of which taken together will constitute one and the same instrument. Faxed signatures will be valid as originals.
     9.7 Notices. All notices and other communications required or permitted hereunder must be in writing and will be deemed to have been duly given when delivered in person or five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service, to the appropriate party at the address or facsimile number specified below:
(a)	If to the Corporation, Molycorp, LLC or Molycorp Minerals:

5619 Denver Tech Center Parkway Suite 1000 Greenwood Village, Colorado 80111 Attention: General Counsel Facsimile No.: (303) 843-8082

with copies to:

Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 Attention: Christopher M. Kelly Michael J. Solecki Facsímile No.: (216) 579-0212
          (b) If to any of the Shareholders, at the addresses shown below their names on Exhibit A hereto.
          (c) If to RCF Holdings, at the address shown below the name of RCF IV on Exhibit A hereto.
          (b) If to PP II Inc. or PP Inc., at the address shown below the name of PP II LLC on Exhibit A hereto.
     Any party to this Agreement may change its address or facsimile number for the purposes of this Section 9.7 by giving notice as provided herein.
     9.8 Severability. If any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court or other judicial or administrative body of competent jurisdiction, the remainder of this Agreement will remain in full force and effect.
     9.9 Third Party Beneficiaries. Nothing in this Agreement is intended or will be construed to confer on any person other than the parties or their successors and assigns any rights or benefits under this Agreement.
     9.10 Further Assurances. As and when requested by the Corporation, each Shareholder shall, without further consideration, execute and deliver all such instruments of conveyance and transfer and shall take such further actions as are reasonably necessary to confirm the transfer of the Contributed Shares to the Corporation. As and when requested by any Shareholder, the Corporation shall, without further consideration, execute and deliver all such instruments of conveyance and transfer and shall take all such further actions as are reasonably necessary to confirm the issuance of the shares of Class A Common Stock or Class B Common Stock of the Corporation to such Shareholder.
     9.11 Affidavit. Each Direct Shareholder and Indirect Shareholder shall deliver to the Corporation prior to Closing either (1) a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code, stating that such Shareholder is not a “foreign person” as defined in Section 1445 of the Code, or (2) a notice of non-recognition, sworn under penalty of perjury and in form and substance required under the Treasury

Regulations issued pursuant to Section 1445 of the Code, stating that such Shareholder is not required to recognize any gain or loss with respect to the contribution described in Article 1.
     9.12 Nature of Obligations. Each party hereto acknowledges and agrees that each Shareholder is a party to this Agreement on a several basis, for itself and its own account, and no Shareholder shall have, or shall be deemed to have, any joint, or joint and several, liability or obligation with any other Shareholder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MOLYCORP, INC.
By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	Chief Executive Officer and President

MOLYCORP, LLC
By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	Chief Executive Officer and President

MOLYCORP MINERALS, LLC
By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	Chief Executive Officer

[Signature Page to Contribution Agreement]

RESOURCE CAPITAL FUND IV L.P.
By:	Resource Capital Associates IV L.P. General Partner

By:	RCA IV GP L.L.C., General Partner

By:	/s/ Brian T. Dolan
	Name:	Brian T. Dolan
	Title:	Partner

RESOURCE CAPITAL FUND V L.P.
By:	Resource Capital Associates V L.P. General Partner

By:	RCA V GP Ltd., General Partner

By:	/s/ Brian T. Dolan
	Name:	Brian T. Dolan
	Title:	Partner

RCF IV SPEEDWAGON INC.
By:	/s/ Brian T. Dolan
	Name:	Brian T. Dolan
	Title:	Vice President

PP IV MOUNTAIN PASS II, LLC
By:	Pegasus Investors IV, L.P. Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

PP IV MOUNTAIN PASS II INC.
By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Director

[Signature Page to Contribution Agreement]

PP IV MOUNTAIN PASS INC.
By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Director

PP IV MP AIV 1, LLC
By:	Pegasus Investors IV, L.P. Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

PP IV MP AIV 2, LLC
By:	Pegasus Investors IV, L.P. Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

PP IV MP AIV 3, LLC
By:	Pegasus Investors IV, L.P. Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

KMSMITH LLC
By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	Managing Director

[Signature Page to Contribution Agreement]

TNA MOLY GROUP LLC
By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Managing Member

MP RARE COMPANY LLC
By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Managing Member

[Signature Page to Contribution Agreement]

INCENTIVE SHAREHOLDERS
/s/ Mark Smith
Name:	Mark Smith

/s/ John Burba
Name:	John Burba

/s/ John Ashburn
Name:	John Ashburn

/s/ Brock O’Kelly
Name:	Brock O’Kelly

/s/ Bob Noll
Name:	Bob Noll

/s/ John Benfield
Name:	John Benfield

/s/ Scott Honan
Name:	Scott Honan

/s/ Rick Sixberry
Name:	Rick Sixberry

/s/ Dennis Cunningham
Name:	Dennis Cunningham

/s/ Carl Hassler
Name:	Carl Hassler

/s/ Tim Mosey
Name:	Tim Mosey

/s/ Jack Thompson
Name:	Jack Thompson

/s/ Charles Henry
Name:	Charles Henry

[Signature Page to Contribution Agreement]

Schedule 6.6
Contracts
Stock Purchase Agreement, dated as of March 12, 2010, by and among GS Power Holdings LLC, Molycorp, LLC, RCF IV Speedwagon Inc., PP IV Mountain Pass (AIV), LLC, Traxys North America LLC, MP Rare Company LLC and KMSMITH LLC.

Exhibit A
Shareholders

	Type of Shares		Number of Shares of Class A
	Contributed	Number of	Common Stock
Shareholder	(directly or indirectly)	Shares Contributed	Received
Resource Capital Fund IV, L.P.	Member Shares	529,283.05	529,283.05
1400 Sixteenth Street, Suite 200 Denver, Colorado 80202

Resource Capital Fund V, L.P.	Member Shares	117,821.65	117,821.65
1400 Sixteenth Street, Suite 200 Denver, Colorado 80202

PP IV Mountain Pass II, LLC	Member Shares	211,046.84	211,046.84
c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, Connecticut 06807

PP IV MP AIV 1, LLC	Member Shares	102,227.25	102,227.25
c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, Connecticut 06807

PP IV MP AIV, 2, LLC	Member Shares	37,339.81	37,339.81
c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, Connecticut 06807

PP IV MP AIV 3, LLC	Member Shares	37,339.81	37,339.81
c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, Connecticut 06807

TNA Moly Group LLC	Member Shares	193,785.59	193,785.59
825 Third Avenue, 34th Floor New York, New York 10022

MP Rare Company LLC	Member Shares	24,828.06	24,828.06
825 Third Avenue, 34th Floor New York, New York 10022

KMSMITH LLC	Member Shares	7,477.19	7,477.19
418 E. Fairchild Drive Highlands Ranch, Colorado 80126

	Type of Shares		Number of Shares of Class B
	Contributed	Number of	Common Stock
Incentive Shareholders	(directly or indirectly)	Shares Contributed	Received
Mark Smith	Incentive Shares	2,310,000	30,952.56
Molycorp Minerals, LLC 5619 DTC Parkway, #1000 Greenwood Village, CO 80111

John Burba	Incentive Shares	875,000	11,724.45
Molycorp Minerals, LLC 5619 DTC Parkway, #1000 Greenwood Village, CO 80111

John Ashburn	Incentive Shares	700,000	9,379.56
Molycorp Minerals, LLC 5619 DTC Parkway, #1000 Greenwood Village, CO 80111

Brock O’Kelly	Incentive Shares	210,000	2,813.87
Molycorp Minerals, LLC 67750 Bailey Road HC1 Box 224 Mountain Pass, CA 92366

Bob Noll	Incentive Shares	210,000	2,813.87
Molycorp Minerals, LLC 5619 DTC Parkway, #1000 Greenwood Village, CO 80111

John Benfield	Incentive Shares	175,000	2,344.89
Molycorp Minerals, LLC 67750 Bailey Road HC1 Box 224 Mountain Pass, CA 92366

Scott Honan	Incentive Shares	175,000	2,344.89
Molycorp Minerals, LLC 67750 Bailey Road HC1 Box 224 Mountain Pass, CA 92366

Rick Sixberry	Incentive Shares	140,000	1,875.91
Molycorp Minerals, LLC 67750 Bailey Road HC1 Box 224 Mountain Pass, CA 92366

Dennis Cunningham	Incentive Shares	140,000	1,875.91
Molycorp Minerals, LLC 67750 Bailey Road HC1 Box 224 Mountain Pass, CA 92366

	Type of Shares		Number of Shares of Class B
	Contributed	Number of	Common Stock
Incentive Shareholders	(directly or indirectly)	Shares Contributed	Received
Carl Hassler	Incentive Shares	140,000	1,875.91
Molycorp Minerals, LLC 12408 Tanager Drive, NW Gig Harbor, WA 98332

Tim Mosey	Incentive Shares	105,000	1,406.93
Resource Capital Funds / Traxys 1400 Sixteenth Street, #200 Denver, CO 80202

Jack Thompson	Incentive Shares	350,000	4,689.78
3119 Stonegate Drive Alamo, CA 94507-1756

Charles Henry	Incentive Shares	350,000	4,689.78
US Army (Ret.) 5208 NE 24th Terrace — F325 Ft. Lauderdale, FL 33308

Exhibit B
Molycorp, Inc.
QUESTIONNAIRE
     In connection with the issuance of Class A Common Stock and Class B Common Stock by Molycorp, Inc. (the “Corporation”), please indicate with your initials or, if you are not a natural person, with an “X”, if you qualify as an “accredited investor” pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as a result of your status as:
              (1) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
              (2) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;
              (3) an insurance company as defined in Section 2(13) of the Securities Act;
              (4) an investment company registered under the Investment Company Act of 1940, as amended;
              (5) a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended;
              (6) a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;
              (7) a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000;
              (8) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if either
              (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor,
              (b) the employee benefit plan has total assets in excess of $5,000,000, or
              (c) if the employee benefit plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors;

              (9) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;
              (10) a corporation, partnership, limited liability company, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of making an investment in the Corporation, with total assets in excess of $5,000,000;
              (11) a director or an executive officer of the Corporation;
              (12) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of making an investment in the Corporation, whose investment in the Corporation is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Corporation;
              (13) a natural person whose individual net worth1 (or joint net worth1 with his or her spouse) exceeds $1,000,000;
              (14) a natural person who had an individual income2 in excess of $200,000 in each of 2008 and 2009 and who reasonably expects to have an individual income2 in excess of $200,000 in 2010 or who had “joint income”3 in excess of $300,000 in each of 2008 and 2009 and who reasonably expects to have joint income3 in excess of $300,000 in 2010; or
              (15) an entity in which all of the equity owners are accredited investors under one or more of the foregoing categories.
              (16) none of the foregoing apply to me.
     If the undersigned is an individual, please provide the state of residency of the individual:
     If the undersigned is an entity, please provide the state of formation and the state of the principal place of business of the entity: _________

[1]	For purposes of this item, “net worth” means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgage debt.

[2]	For purposes of this item, “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

[3]	For purposes of this item, “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amount (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

     If the undersigned is an accredited investor for the reason described in (15) above and is an entity, a separate Questionnaire must be submitted for each stockholder, partner or member of the undersigned

Molycorp, Inc.
SIGNATURE PAGE OF
QUESTIONNAIRE
     The undersigned understands and acknowledges that the Corporation will rely on the accuracy and completeness of the information provided by the undersigned in this Questionnaire.

Dated: , 2010	NAME:

Exhibit C
FORM OF RESTRICTED STOCK AGREEMENT
Molycorp, Inc.
     This Restricted Stock Agreement (the “Agreement”) is made as of                     , by and between Molycorp, Inc. (the “Company”), a Delaware corporation, and                      (the “Employee”).
     This Agreement is being entered into in connection with the exchange of the Employee’s incentive shares of Molycorp Minerals, LLC for shares of Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock”) pursuant to that certain Contribution Agreement (the “Contribution Agreement”), dated as of                     , 2010, by and among the Company, Molycorp LLC, Molycorp Minerals and [      ].
     NOW, THEREFORE, in consideration of the mutual covenants below and other good and valuable consideration, the Company and the Employee agree as follows:
1.	Class B Common Stock Issuance. Pursuant to the terms of the Contribution Agreement, the Company has issued shares of Class B Common Stock, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to herein (the “Restricted Stock”), to the Employee. Subject to the terms of Paragraph 3(a) and Paragraph 8 below, all of the provisions contained herein applicable to the Restricted Stock shall apply to any equity securities of the Company that the Restricted Stock is converted into or exchanged for, including, without limitation, shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).
2.	Vesting.
(a)	The Restricted Stock shall vest in the following manner so long as the employee is employed
i.	shares of Restricted Stock shall vest immediately on the date hereof.

ii.	shares of Restricted Stock shall vest on September 30, 2010.

iii.	shares of Restricted Stock shall vest on September 30, 2011.

iv.	All of the Restricted Stock issued pursuant to this Agreement shall vest on the sixth-month anniversary of any Change of Control or Initial Public Offering so long as Employee remains an employee of the Company or any subsidiary of the Company on such sixth-month anniversary date.

v.	The Board of Directors of the Company (the “Board”) may at any time accelerate the vesting of some or all of the Restricted Stock pursuant to any schedule that the Board may deem appropriate.

(b)	For purposes of this Agreement:
i.	“Change of Control” shall mean that any other Person or group (within the meaning of Rule 13d-1 under the Exchange Act) that, as of the date hereof, is not the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a Controlling interest in the Company, becomes such a “beneficial owner”, or obtains the right, directly or indirectly, to elect a majority of the Board.

ii.	“Person” shall mean any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

iii.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, and any successor statute.

iv.	“Control” shall mean (a) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting equity share capital of the Company or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control the Company if it owns, directly or indirectly, a majority of the ownership or voting interests.

v.	“Initial Public Offering” shall mean the first underwritten offering of shares of Common Stock or other equity interests of the Company registered under the Securities Act pursuant to an effective registration statement.

vi.	“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time, and any successor statute.
3.	Termination of Employment. Upon the termination of the employment of Employee with the Company or any of its subsidiaries for any reason, including by reason of death, disability, for cause, or with or without good reason, other than a termination in connection with the liquidation of the Company, the following provisions of this Paragraph 3 shall be applicable.
(a)	All unvested shares of Restricted Stock, and, in the case of such termination for cause, all vested shares of Restricted Stock (A) shall terminate automatically without the need for any further action by any person, effective at the time of such termination, and (B) shall be forfeited for no consideration; provided, however, that the Board shall be authorized to determine, in its sole and absolute discretion, that all or a portion of such unvested shares of Restricted Stock shall vest in

2

connection with such termination of employment and/or that all or a portion of such vested shares of Restricted Stock, in the case of such termination for cause, shall not terminate and be forfeited in connection with such termination of employment; provided further, that, notwithstanding anything to the contrary in this Agreement, after the consummation of the Initial Public Offering, no vested shares of Restricted Stock will terminate or be forfeited under any circumstances, including, without limitation, termination of Employee’s employment for cause. For purposes of this Paragraph 3, “for cause” shall mean Employee’s (i) refusal, unwillingness or failure to perform his material duties in good faith and to the best of his ability; (ii) misconduct, including, without limitation, theft, embezzlement, dishonesty, breach of loyalty, or other conduct or omission, including negligence, causing damage to the Company’s business or reputation; (iii) breach of this Agreement or employment or similar agreement, which breach has not been cured within 30 days after notice of such breach is delivered to Employee by the Company; (iv) conviction of a felony or other crime involving moral turpitude, fraud, dishonesty, willful misconduct, misappropriation of funds, or illegal drug use; (v) substance abuse or any other action involving malfeasance in the performance of his duties and responsibilities, or any conduct or act which brings public disrespect, contempt or ridicule upon the Company or any of its affiliates; or (vi) material violation of the Company’s code of ethics, general policies, or compliance manual.

(b)	The Company shall have the right, but not the obligation, to acquire any other vested shares of Restricted Stock for a price (the “Restricted Stock Redemption Price”) equal to the fair market value of each share of Restricted Stock redeemed, determined as of the calendar month end immediately preceding the date the Restricted Stock Call Notice (as defined below) is given. For purposes of calculating the Restricted Stock Redemption Price only, the fair market value of a share of Restricted Stock shall be the amount such share of Restricted Stock would receive if the assets of the Company were sold at their book value and the proceeds (net of any Company debt) were liquidated in accordance with the terms of the Company’s certificate of incorporation. For this purpose only, book value will be determined in a manner that excludes unrealized gains or losses and will be determined in accordance with generally accepted accounting principles in the United States. To exercise such right, the Company shall notify the Employee (or his or her successor) of its election to purchase such shares of Restricted Stock no later than ninety (90) days after the date Employee’s employment is terminated (the “Restricted Stock Call Notice”). As of the date of the issuance of the Restricted Stock Call Notice, the shares of Restricted Stock of Employee shall automatically, and without the need for any action by Employee or the Company, be cancelled. The Restricted Stock Redemption Price shall be determined promptly after the date of such notification, but in no event more than thirty (30) days after such date, and shall be paid to Employee on a date selected by the Company which is not more than sixty (60) days after the determination of the Restricted Stock Redemption Price (the “Restricted Stock Payment Date”); provided, however, that if the Restricted Stock Redemption Price is greater than 1% of the cash flow as determined by the Board of the Company during its prior

3

complete fiscal year, such excess portion over the 1% of the Restricted Stock Redemption Price may, at Company’s option, be paid in twenty-four (24) equal payments, such installments to commence on the Restricted Stock Payment Date and to continue on each of the twenty-three (23) monthly anniversaries of the Restricted Stock Payment Date. The Company also shall pay to Employee, together with each such payment, the amount of all interest accrued to the date of payment on the unpaid purchase price. Such interest shall be computed at a variable rate equal to the one-month LIBOR rate plus 2 percentage points, commencing on the Restricted Stock Payment Date. The Company may satisfy all or a portion of any amount that it owes to Employee as a result of the redemption by means of an offset against any amount payable by Employee to the Company. Upon the Employee’s request, any amount that the Company owes to the Employee as a result of the redemption must be evidenced by the issuance of an unsecured promissory note made by the Company.
4.	Non-Solicitation. Employee hereby covenants and agrees that during the period Employee is a stockholder of the Company and for a period of three (3) years thereafter, Employee shall not, (i) directly or indirectly, solicit, induce, attempt to induce or encourage or assist: (a) any of the Company’s then-current employees to terminate their employment with the Company or to become employed by any other firm, company or other business enterprise; or (b) any customer or client of the Company to cease doing business with or modify its relation with the Company to the economic detriment of the Company, nor (ii) in any manner (other than pursuant to this Agreement and any applicable employment agreement) derive economic benefit from the provision of services to the Company’s then current customers or clients that are the same type of services as those being provided to such customers or clients by the Company.
5.	Non-Competition. While a stockholder of the Company, Employee shall not, without full disclosure and consent of the Board: (i) engage in any employment or activity for any Person which competes with the Company in any line of business the Company is engaged in or contemplates being engaged in; or (ii) own any portion or share of any entity, except as a passive investor in a publicly traded company where its total holdings account to less than five (5%) percent of all outstanding shares, or (iii) participate in the management of any Person which competes with the Company in any line of business the Company is engaged in or contemplates being engaged in.
6.	Drag-Along Right.
(a)	If any one or more stockholders (the “Compellors”) party to that certain Stockholders Agreement, dated as of [ ], 2010, by and among the Company, Resource Capital Fund IV L.P., Resource Capital Fund V L.P., PP IV Mountain Pass II, LLC, PP IV MP AIV 1, LLC, PP IV MP AIV 2, LLC, PP IV MP AIV 3, LLC, TNA Moly Group LLC, MP Rare Company LLC and KMSMITH LLC, as amended from time to time (the “Stockholders Agreement”), shall, in any transaction or series of related transactions, directly or indirectly, propose to sell for value in the aggregate at least seventy-six percent (76%) of the then outstanding Applicable Shares (the “Controlling Shares”) to a third party or

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parties (the “Drag-Along Purchaser(s)”) other than Specified Transferees of such Compellors (the “Drag-Along Offer”), the provisions set forth in this Paragraph 6 shall apply at the option of the Compellors.
i.	The Compellors may, at their option, require Employee to sell all of the vested shares of Restricted Stock owned or held by Employee (or, if the Compellors are not selling all of the shares of Common Stock owned by the Compellors, then the same portion of the shares of Restricted Stock owned or held by Employee as the shares of Common Stock Compellors are selling) to such Drag-Along Purchaser(s) for the same consideration (or, if there is a choice as to the form of consideration, then Employee shall have the same choice as the Compellors, provided that, in the event that any securities are part of the consideration payable, if Employee is not an “accredited investor” within the meaning of Rule 501 under the Securities Act, Employee may, in the sole discretion of the Board, receive, and hereby agrees to accept, in lieu of securities, cash consideration with an equivalent value to such securities as reasonably determined by the Board) and otherwise on the same terms and conditions upon which the Compellors sell their shares of Common Stock, subject to this Paragraph 6.

ii.	The Compellors shall provide a written notice (the “Drag-Along Notice”) of such Drag-Along Offer to Employee, with a copy to the Company, not later than the day after the date of acceptance of the Drag-Along Offer by the Drag-Along Purchaser(s). The Drag-Along Notice shall contain written notice of the exercise of the rights of the Compellors pursuant to this Paragraph 6(a) setting forth the consideration to be paid by the Drag-Along Purchaser(s) and all other material terms and conditions of the Drag-Along Offer, as well as a copy of the Drag-Along Offer, and definitive documentation of the transaction, if available. Within ten (10) business days following the date the Drag-Along Notice is given, Employee shall deliver to the Compellors a special irrevocable power-of-attorney authorizing the Compellors, on behalf of Employee, to sell or otherwise dispose of such vested shares of Restricted Stock pursuant to the terms of the Drag-Along Offer and to take all such actions as shall be necessary or appropriate in order to consummate such sale or disposition.

iii.	Promptly after the consummation of the sale of shares of Common Stock of the Compellors and vested shares of Restricted Stock of Employee to the Drag-Along Purchaser(s) pursuant to the Drag-Along Offer, but in no event more than two (2) Business Days thereafter, the Compellors shall remit to Employee the total sales price of the vested shares of Restricted Stock of Employee sold pursuant thereto less a pro rata portion of the expenses (including reasonable legal expenses) incurred by the Compellors in connection with such sale.

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iv.	If, at the end of the 180-day period following the giving of the Drag-Along Notice, the Compellors shall not have completed the sale of all the Controlling Shares and the vested shares of Restricted Stock of Employee, then Employee shall have no obligation with respect to such Drag-Along Offer; provided that the provisions of this Paragraph 6 shall apply to any subsequent Drag-Along Offer.

v.	Except as expressly provided in this Paragraph 6, the Compellors shall have no obligation to Employee with respect to the sale or other disposition of any shares of Restricted Stock owned by Employee, and in particular, the Compellors shall have no obligation to Employee to consummate any Drag Along Offer (it being understood that any and all such decisions shall be made by the Compellors in their sole discretion). In the event that the Drag-Along Offer is not consummated by the Compellors, Employee shall not be entitled to sell or otherwise dispose of shares of Restricted Stock directly to any third party or parties pursuant to such Drag-Along Offer.

vi.	In furtherance of, and not in limitation of the foregoing, in connection with any compelled sale, Employee will (i) raise no objections in its capacity as a stockholder of the Company, will consent to, vote for and raise no objections to such transaction or the process pursuant to which it was arranged, and waive dissenting rights, if any, and (ii)] execute all documents containing such terms and conditions as those executed by the Compellors that are reasonably necessary to effect the transaction; provided, however, that (A) Employee shall not be required to enter into a non-compete or non-solicitation other than the provisions contained herein, a provision providing for the licensing of intellectual property or the delivery of any products or services, or any other provision that is not a strictly financial term related directly to the sale of the shares of Restricted Stock, (B) the liability of the stockholders participating in the Drag-Along Offer is several and not joint, (C) Employee shall not have any liability for any breaches of the representations, warranties or covenants of any other stockholder participating in the Drag-Along Offer, (D) any obligations and/or liabilities of Employee under the agreement governing such transaction and any related escrow agreement shall be borne pro rata among such stockholders participating in the Drag-Along Offer based on the proceeds and assets payable to such stockholders in such transaction (other than any such obligations that relate specifically to Employee’s shares of Restricted Stock, which obligations shall be borne solely by Employee) and shall in no event exceed the actual proceeds and assets received by Employee in such transaction, (E) Employee shall not be required to make any representations or warranties or covenants in connection with such transaction except with respect to (1) Employee’s ownership of its shares of Restricted Stock, (2) subject to the provisions of clauses (B) and (C) above, customary security holder indemnities for breaches of representations, warranties and covenants, (3) Employee’s

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ability to convey title to its shares of Restricted Stock free and clear of liens, (4) Employee’s ability to enter in the transaction and (5) customary and reasonable covenants regarding confidentiality, publicity and similar matters and (F) if Employee is given an option as to the form of consideration to be received, all other stockholders participating in the Drag-Along Offer shall be given the same option on the same terms; provided that, in the event that any securities are part of the consideration payable, each stockholder participating in the Drag-Along Offer that is not an “accredited investor” within the meaning of Rule 501 under the Securities Act may, in the sole discretion of the Board, receive, in lieu of securities, cash consideration with an equivalent value to such securities as reasonably determined by the Board.

vii.	Notwithstanding anything in this Paragraph 6 to the contrary, if the Compellors or any of their respective directors, officers, employees, advisors or other representatives, directly or indirectly, receive any consideration from the Drag-Along Purchaser(s) or any of its Affiliates in connection with a compelled sale other than the consideration that is received by all the stockholders participating in the Drag-Along Offer on a pro rata basis as part of the compelled sale, then the Compellors shall cause Employee to receive Employee’s pro rata share, determined by reference to the respective amounts of consideration otherwise payable to each of the stockholders participating in the Drag-Along Offer (including the Compellors) as part of the compelled sale, of such consideration.

viii.	This Paragraph 6 shall not apply to Transfers of shares of Common Stock made pursuant to an Initial Public Offering.
(b)	For purposes of this Agreement, the terms “Affiliate,” “Applicable Shares,” “Specified Transferee” and “Transfer” shall have the respective meanings ascribed to such terms in the Stockholders Agreement, a copy of which has been provided to Employee.
7.	Transferability Restriction. Except as provided in Paragraph 6 hereof, the shares of Restricted Stock may not be Transferred in any way (whether by operation of law or otherwise), other than to the Company or pursuant to the terms of the Company’s certificate of incorporation. Any Transfer of the shares of Restricted Stock or any attempt to make any Transfer will cause the shares of Restricted Stock to terminate immediately upon the happening of any such event; provided, however, the Company’s rights and remedies under this Agreement shall survive the termination of the shares of Restricted Stock under the provisions of this Paragraph 7.
8.	Termination. Notwithstanding anything to the contrary in this Agreement, Paragraph 3(b), Paragraph 6 and Paragraph 7 shall terminate upon the consummation of an Initial Public Offering.

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9.	Notices. Each notice relating to this Agreement will be in writing and delivered in person, by certified mail, by facsimile or other electronic means to the proper address. Notices to the Company shall be addressed to the Company, Attention: Board of Directors, at such address as may constitute the Company’s principal place of business at the time. Notices to the Employee or other person or persons then entitled to ownership of the shares of Restricted Stock shall be addressed to the Employee or such other person or persons at the Employee’s address below specified.

10.	Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assignee of the Company. All obligations imposed upon the Employee and all rights granted to the Company under this Agreement will be binding upon the Employee’s heirs, legal representatives, assigns, and successors.
11.	Effect of Governmental and Other Regulations. The issuance of the shares of Restricted Stock is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.
12.	Tax Consequences. The Employee shall be solely responsible for all income tax consequences of any grant of the shares of Restricted Stock granted pursuant to this Agreement, including any additional tax and interest that arises by operation of Section 409A of the Code.
13.	Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Employee to continue in the employ of the Company or any of its subsidiaries, or of the Company or any of its subsidiaries to continue the Employee in the employ of the Company or any of its subsidiaries.
14.	Governing Law; Entire Agreement. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules. This Agreement, together with the Contribution Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof.
15.	Arbitration.
(a)	Any dispute arising out of or related to this Agreement that cannot be resolved by the good faith efforts of the parties to such dispute shall be solely and finally settled by a board of arbitrators consisting of three arbitrators, as set forth below. The arbitration proceedings shall be held in New York, New York under the auspices of the American Arbitration Association (the “AAA”) and, except as otherwise may be provided herein, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA (the “AAA Rules”). Without limiting the foregoing and notwithstanding Paragraph 14(a), the

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arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9, United States Code, to the exclusion of any state or municipal law of arbitration.

(b)	Prior to submitting any dispute to arbitration, the parties to the dispute will meet and will use good faith efforts to resolve the dispute by mutual agreement. If after such good faith efforts, any party determines to submit a dispute for arbitration, such party shall furnish the other parties to the dispute with a dated, written statement (the “Arbitration Notice”) indicating (A) such party’s intent to commence arbitration proceedings, (B) the nature, with reasonable detail, of the dispute and (C) the remedy or remedies such party will seek.

(c)	Within 20 days of the date of the Arbitration Notice, the parties commencing the arbitration (collectively, the “Petitioner”) and the Company or the Employee with whom the Petitioner has its dispute (collectively, the “Respondent”) shall each select (and provide written notice thereof to the other) a qualifying arbitrator. A “qualifying” arbitrator is a Person who is not (A) an Affiliate of either the Petitioner or Respondent or (B) counsel to any such Person at such time, or (C) an individual who is, or has been, an employee or director of such Person, or with whom such Person has or has previously had a contractual relationship. If either the Petitioner or Respondent fails to select a qualifying arbitrator or provide such notice within the twenty (20) day period, the AAA shall have the right to make such selection. Such qualifying arbitrators are referred to, respectively, as the “First Arbitrator” and the “Second Arbitrator.” Within ten (10) days following their selection, the First and Second Arbitrator shall select (and provide written notice to the Petitioner and Respondent of such selection) a third arbitrator from a list of members of the AAA’s National Panel of Commercial Arbitrators. The third arbitrator must be “neutral”, meaning that such Person would not be subject to disqualification under Rule No. 17 of the AAA Rules (or any successor to such Rule).

(d)	The fees of the First and Second Arbitrators shall be borne by the Petitioner and Respondent, respectively. All other expenses of the arbitration shall be shared equally by the Petitioner and Respondent in accordance with the AAA Rules.

(e)	To the extent permissible under applicable law, the Company and the Employee agree that the award of the Arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the Company, the Employee or their assets. Nothing contained herein shall prevent the Company or the Employee from seeking preliminary injunctive relief in a court of competent jurisdiction.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MOLYCORP, INC.
By:
Name:
Title:
Date:

     By signing below, you accept these shares of Restricted Stock, subject to the terms and conditions of this Agreement. Your signature below also signifies that you reviewed this Agreement, in its entirety, you had an opportunity to obtain the advice of counsel prior to executing this Agreement and you fully understand and agree to all the provisions of this Agreement.

Date:

Address:

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